Exhibit 99.1

Lionsgate Announces Secondary Offering

SANTA MONICA, CA, and VANCOUVER, BC, November 12, 2015 – Lionsgate (NYSE: LGF) (the “Company” or “Lionsgate”) has been advised that Liberty Global Incorporated Limited, a wholly-owned subsidiary of Liberty Global plc, and Discovery Lightning Investments Ltd., a wholly-owned subsidiary of Discovery Communications, Inc. (together with Liberty Global Incorporated Limited, the “New Investors”) entered into derivatives transactions relating to 2,500,000 and 2,500,000 common shares of Lionsgate, respectively, with Bank of America, N.A. (the “Counterparty”) in connection with the purchase by the New Investors of an aggregate of 10,000,000 common shares of Lionsgate, in each case in privately negotiated purchases from certain of our existing shareholders, which we understand settled on November 12, 2015.

Lionsgate has been advised that the Counterparty, in order to hedge its obligations under the derivatives transactions, will borrow 3,398,500 common shares from third parties and will sell them in an underwritten offering through J.P. Morgan Securities LLC, acting as underwriter. Lionsgate will not receive any proceeds from the sale of the common shares by the Counterparty or its affiliates, nor will Lionsgate issue any new common shares in connection with these transactions.

Lionsgate has also been advised that 1,601,500 additional common shares will be sold by the Counterparty or its affiliates or agents, from time to time, pursuant to block sales, on the NYSE, in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. Lionsgate has been advised that, over the same period when the Counterparty or its affiliates or agents sell these additional common shares, the Counterparty or its affiliates or such agents expect to purchase an approximately equal number of common shares in the open market.

Lionsgate is not a party to the derivatives transactions described above.

J.P. Morgan Securities LLC will act as sole underwriter for the offering.

The common shares will be sold pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 and available for review on the SEC’s website at www.sec.gov. A preliminary prospectus related to the offering of common shares has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

Copies of the preliminary prospectus related to the offering may be obtained from J.P. Morgan Securities LLC, via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1 (866) 803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

# # #

For further information, please contact:

Peter Wilkes

Lionsgate

310-255-3726

pwilkes@lionsgate.com

or

Cristina Castaneda

Lionsgate

310-255-5114

ccastaneda@lionsgate.com

The matters discussed in this press release may constitute forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the timing, mix, number and availability of our motion picture and home entertainment releases (including the timing of promotional spend to support varying release schedules) as well as license periods for our content (including episodic delivery of television content), risks related to our acquisition strategy and integration of acquired businesses, the effects of dispositions of businesses or assets, including individual films or libraries, the cost of defending our intellectual property, difficulties in integrating acquired businesses or assets, technological changes and other trends affecting the entertainment industry and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2015 and its most recent Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2015. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.